UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2103 City West Blvd., 4th Floor Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Awards Under the Bristow Group Inc. Fiscal Year 2012 Annual Incentive Compensation Plan. On May 21, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bristow Group Inc. (the “Company”) approved the payment of bonuses to participants of the Bristow Group Inc. Fiscal Year 2012 Annual Incentive Compensation Plan (the “2012 Plan”) which was approved on June 8, 2011 as disclosed in our prior Form 8-K filed on June 14, 2011, in which certain key employees of the Company, including each of the executive officers listed below (the “Named Executive Officers”), are eligible to participate. The plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include Bristow Value Added (“BVA”), a financial performance measure customized for the Company to measure gross cash flow (after tax operating cash flow) less a charge for the capital employed, safety measures and a portion related to individual performance, all as defined in the 2012 Plan. The amounts paid were derived after reviewing the performance goals in comparison to actual fiscal year 2012 results. The following are the amounts approved for each of the Named Executive Officers:

Name	Bonus Amount
William E. Chiles	$1,125,000
Jonathan E. Baliff	$308,000
Mark B. Duncan	$244,810
Hilary S. Ware	$240,763

Awards under the Bristow Group Inc. 2007 Long Term Incentive Plan. The Company has previously adopted the Bristow Group Inc. 2007 Long Term Incentive Plan (the “2007 Plan”), under which a maximum of 2,400,000 shares of Common Stock of the Company, or cash equivalents of Common Stock, were reserved for awards to directors, officers and key employees. Awards granted under the 2007 Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, cash awards or any combination thereof. On May 21, 2012, the Compensation Committee approved awards of stock options, restricted stock units and long term performance cash to each of the Named Executive Officers listed below under the 2007 Plan:

Name	Stock Options (Value)	Restricted Stock Unit (Value)	Performance Cash
			(at Target)
William E. Chiles	$1,166,667	$1,166,667	$1,166,667
Jonathan E. Baliff	$370,300	$370,300	$370,300
Mark B. Duncan	$283,309	$283,309	$283,309
Hilary S. Ware	$272,272	$272,272	$272,272

The actual number of stock options will be calculated using the Black-Scholes option pricing model, and the actual number of restricted stock units will be calculated by dividing the value above by the closing price of our Common Stock on May 25, 2012. The exercise price per share for the stock options will be the closing price of our Common Stock on that date. Each of the stock options has a ten-year term. The options will vest in annual installments of one-third each beginning on the first anniversary of the grant date. Restricted stock unit grants vest at the end of three years. Performance cash awards allow the recipient to receive from -0- to 200% of the target amount shown at the end of three years depending on how the Company’s total shareholder return (“TSR”) ranks among the companies included in the Simmons & Company Offshore Transportation Services Group index over the three year performance period. The cash payout then ranges from 50% to 200% of the target amount for TSR ranging from the 25th percentile to the 75th percentile. Each of the awards under the 2007 Plan is dependent on the officer’s continued employment with the Company, subject to the conditions and exceptions specified in the awards.

The foregoing description of stock options, restricted stock units and performance cash awards is qualified in its entirety by the forms of stock option, restricted stock unit, and performance cash award letters attached hereto as Exhibits 10.1, 10.2, and 10.3, and incorporated herein by reference.

Fiscal Year 2013 Annual Incentive Compensation Plan. On May 21, 2012, the Compensation Committee approved the Bristow Group Inc. Fiscal Year 2013 Annual Incentive Compensation Plan (the “2013 Plan”) in which certain key employees of the Company, including each of the Named Executive Officers listed below are eligible to participate. The 2013 Plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include BVA, safety measures and a portion related to individual performance, all as defined in the 2013 Plan. The following are the participation levels expressed as a percentage of annual salary for each of the Named Executive Officers listed below:

Name	Target Level	Maximum
William E. Chiles	100%	250.0%
Jonathan E. Baliff	55%	137.5%
Mark B. Duncan	55%	137.5%
Hilary S. Ware	55%	137.5%

The foregoing description of the 2013 Plan is qualified in its entirety by the 2013 Plan, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Increases in Base Salary. On May 21, 2011, but with effect from June 1, 2012, the Compensation Committee approved the following new increased base salaries:

New Base Salary
Mr. Chiles	$825,000
Mr. Baliff	420,000
Mr. Duncan	385,455
Ms. Ware	353,600

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of 2012 Stock Option Award Letter

10.2	Form of 2012 Restricted Stock Unit Award Letter

10.3	Form of 2012 Performance Cash Award Letter

10.4	Bristow Group Inc. Fiscal Year 2013 Annual Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012

BRISTOW GROUP INC.
(Registrant)

By:	/s/ Randall A. Stafford

Randall A. Stafford
Senior Vice President and General Counsel,
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Form of 2012 Stock Option Award Letter

10.2	Form of 2012 Restricted Stock Unit Award Letter

10.3	Form of 2012 Performance Cash Award Letter

10.4	Bristow Group Inc. Fiscal Year 2013 Annual Incentive Compensation Plan